                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K
                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                     SECURITIES EXCHANGE ACT OF 1934 DATE
                  OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                              SEPTEMBER 23, 1999



                                   001-13388

                           (Commission File Number)



                              GUIDANT CORPORATION
            (Exact name of Registrant as specified in its charter)


        INDIANA                                  35-1931722
(Jurisdiction of Incorporation)                  (I.R.S. Employer
                                               Identification Number)


                        111 MONUMENT CIRCLE, 29TH FLOOR
                       INDIANAPOLIS, INDIANA 46204-5129
             (Address of registrant's principal executive offices)


                                (317) 971-2000
                        (Registrant's telephone number)

This Current Report on Form 8-K supplements the Current Report on Form 8-K filed by Guidant Corporation on February 4, 1999 to include the Sulzer
Electrophysiology Combined Financial Statements as of December 31, 1998.


ITEM 2. ACQUISITION OF DISPOSITION OF ASSETS

     On February 1, 1999, pursuant to a Stock and Asset Purchase Agreement, dated as of September 20, 1998, as amended February 1, 1999, between Guidant Corporation, an Indiana corporation ("Guidant") and Sulzer Medica USA Holding Co., a Delaware corporation ("Sulzer"), Guidant acquired the electrophysiology business (the "EP Business") of Sulzer. The EP Business, which includes the operations of Intermedics, Inc., is a leader in the manufacture, marketing and distribution of cardiac rhythm management devices, including bradycardia pacemakers and pacemaker leads.

The original aggregate purchase price was approximately $810 million. In the second quarter of 1999, Guidant received a $30 million purchase price adjustment from Sulzer based on the net worth of the EP Business as reported on the closing balance sheet received in May 1999. This reduced the aggregate purchase price to approximately $780 million. In August 1999, Guidant and Sulzer negotiated an additional purchase price adjustment of approximately $14 million. This will further reduce the aggregate purchase price when recorded in the third quarter of 1999. The final purchase price was also subject to an adjustment based on the aggregate sales volume produced by the U.S. representatives of the EP Business who agreed to become representatives, sub-representatives, consultants, or employees of Guidant in the six month period following the closing of the transaction (other than by solely remaining a sales representative of the EP Business under such sales representative's current agreement). This adjustment will increase the purchase price by $6 million when it is recorded in the third quarter. The final purchase price is subject to the resolution of final closing balance sheet items relative to the net worth of the EP Business which are subject to arbitration.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Business Acquired

     The combined, audited balance sheets of the EP Business as of December 31, 1998 and 1997 and statements of operations and cash flows for each of the three years ended December 31, 1998, 1997 and 1996, and Reports of Independent Accountants thereon are attached hereto as Exhibit 99.1.

(b) Pro Forma Financial Information

                  Guidant Corporation and Sulzer Intermedics
              Unaudited Pro Forma Combined Financial Information


The following unaudited pro forma financial information has been prepared to reflect the adjustments to Guidant Corporation's historical results of operations and financial position and give effect to the acquisition of the electrophysiology business of Sulzer Medica Ltd. (the "EP Business") using the purchase method of accounting. The historical results of the EP Business excludes the impact of Osypka GmbH and Oscor Inc. (hereinafter referred to as Sulzer Intermedics), two affiliates of the EP Business that have been subsequently disposed of by Guidant Corporation.

The unaudited pro forma combined statement of income for the year ended December 31, 1998 is based on the combined historical results of operations adjusted to give effect to the transaction as if it had occurred on January 1, 1998. The Unaudited Pro Forma Combined Statements of Income exclude any benefits from synergies that may result from the EP Business acquisition.

The unaudited pro forma combined balance sheet gives effect to the transaction as if it had occurred on December 31, 1998. The original aggregate purchase price was approximately $810 million, including related fees. In the second quarter of 1999, Guidant received a $30 million purchase price adjustment from Sulzer based on the net worth of the EP Business as reported on the closing balance sheet received in May 1999. This reduced the aggregate purchase price to approximately $780 million. In August 1999, Guidant and Sulzer negotiated an additional purchase price adjustment of approximately $14 million. This will further reduce the aggregate purchase price when recorded in the third quarter of 1999. The final purchase price was also subject to an adjustment based on the aggregate sales volume produced by the U.S. representatives of the EP Business who agreed to become representatives, sub-representatives, consultants, or employees of Guidant in the six month period following the closing (other than by solely remaining a sales representative of the EP Business under such sales representative's current agreement). This adjustment will increase the purchase price by $6 million when it is recorded in the third quarter. The final purchase price is subject to the resolution of two final Closing Balance Sheet items relative to the net worth of the EP Business which are subject to arbitration.

The unaudited pro forma combined balance sheet reflects $772 million as the aggregate purchase price and includes the adjustments necessary to reflect the allocation of the proposed acquisition cost to the fair values of the assets acquired and liabilities assumed, including a pro forma charge to retained earnings for in-process technology acquired. Such allocation has been based on estimates of the fair value of the related assets and liabilities relative to all information available as of the date of this filing. The final aggregate purchase cost and allocation are subject to final closing balance sheet adjustments, based on net worth, and final valuation of certain assets acquired as well as other conditions. Guidant does not expect that the final allocation of the aggregate purchase price will differ materially from the preliminary allocation.

Pursuant to the Stock and Asset Purchase Agreement, intercompany amounts owed to the EP Business and income tax liabilities will not be assumed by Guidant. The excess of the adjusted purchase price over the fair value of the net tangible assets acquired was allocated to specific intangible asset categories (principally goodwill) and is being amortized over the estimated periods of benefit associated with these specific intangible asset categories.

The Unaudited Pro Forma Combined Financial Information is not necessarily indicative of Guidant's results of operations or financial position had the EP Business acquisition reflected therein actually been consummated at its assumed date, nor is it necessarily indicative of Guidant's results of operations or financial position for any future period. The Unaudited Pro Forma Combined Financial Information should be read in conjunction with Guidant's consolidated Financial Statements and notes thereto.

                  Guidant Corporation and Sulzer Intermedics
               Unaudited Pro Forma Combined Statement of Income
                               December 31, 1998
                                  In millions

                                                Guidant                                       Pro Forma
                                              Corporation       Sulzer Intermedics           Adjustments            Pro Forma
                                              Historical            Historical          and Reclassifications       Combined
                                            ---------------     ------------------      ---------------------      -----------
Net sales                                          $1,897.0             $ 286.5                                        $2,183.5
Cost of products sold                                 422.0                94.1                                           516.1
                                                      -----                ----                                        --------
Gross profit                                        1,475.0               192.4                                         1,667.4


Research and development                              276.0                42.4                    (1.3) (1)
                                                                                                    2.4  (2)              319.5
Purchased research and development                    118.7                                                               118.7
Sales, marketing and administrative                   558.6               124.5                     7.6  (2)              690.7
Other operating expenses                                                   10.0                   (10.0) (2)                  -
Intangibles amortization                                                   12.8                   (12.8) (3)                  -

Other income (expenses)
  Interest, net                                       (15.3)              (16.9)                   17.3  (4)              (60.9)
                                                                                                  (46.0) (5)
  Royalties, net                                      (44.6)                                       (1.3) (1)              (45.9)
  Amortization                                        (19.1)                                      (22.4) (6)              (41.5)
  Litigation charges                                 (269.2)                                      200.0  (7)              (69.2)
  Impairment charges                                  (40.0)                                                              (40.0)
  Other, net                                           (5.9)               (0.3)                      -                    (6.2)
                                                       -----               -----                 ------                --------
                                                     (394.1)              (17.2)                  147.6                  (263.7)
                                                     -------              ------                 ------                --------


Income before income taxes                            127.6               (14.5)                  161.7                   274.8

Income taxes (benefit)                                129.8                (0.7)                  (10.9) (8)              118.2
                                                      -----                -----                  ------               --------


Net income (loss)                                     ($2.2)             ($13.8)                 $172.6                $  156.6
                                                      ------             -------                 ------                --------
Earnings (loss) per share:
Net income (loss) per common share:
     Basic                                           ($0.01)                                                           $   0.53
     Assuming dilution                               ($0.01)                                                           $   0.52

Weighted average shares outstanding:
     Basic                                           294.59                                                              294.59
     Assuming dilution                               294.59                                                              302.27


See accompanying Notes to Unaudited Pro Forma Financial Information

                  Guidant Corporation and Sulzer Intermedics
                  Unaudited Pro Forma Combined Balance Sheet
                               December 31, 1998
                                  In millions

                                                    Guidant
                                                  Corporation       Sulzer Intermedics       Adjustments                Pro Forma
                                                  Historical            Historical        and Reclassifications         Combined
                                                  ----------        ------------------    ---------------------         --------
Cash and cash equivalents                         $   15.6                  $ 11.7                                      $    27.3
Accounts receivable, net                             435.4                    45.8                         (5.2)  (9)       476.0
Other receivables                                      8.3                       -                                            8.3
Inventories                                          193.4                    75.6                        (15.6)  (9)       253.4
Deferred income taxes                                 83.3                     2.6                         17.3   (9)       103.2
Prepaid expenses                                      27.5                     4.1                         35.2   (9)        66.8
                                                  --------                  ------                        -----          ---------
  Total Current Assets                               763.5                   139.8                         31.7             935.0

Goodwill and other intangible assets, net            246.9                                                419.0  (10)       665.9


Investments                                           62.5                       -                                           62.5
Deferred income taxes                                 73.8                                                                   73.8
Sundry                                                33.6                     0.4                                           34.0
Property and equipment, net                          389.2                    80.6                        (46.1)  (9)       423.7
                                                  --------                  ------                       ------         ---------

Total Assets                                      $1,569.5                  $220.8                       $404.6         $ 2,194.9
                                                  ========                  ======                       ======         =========

Accounts payable and accrued expenses                332.7                    20.2                          1.1   (9)       354.0
Income taxes payable                                     -                                                                      -
Payable to Sulzer Medica                             200.0                                               (200.0)  (7)           -
Current portion of long-term debt                     54.5                     0.7                         50.0  (11)       105.2
Liabilities assumed                                      -                       -                         77.3  (12)        77.3
                                                  --------                  ------                       ------         ---------
     Total Current Liabilities                       587.2                    20.9                        (71.6)            536.5
                                                                                                                                -
Long-term debt                                       390.0                     0.9                        722.0  (11)     1,112.9
Other  noncurrent liabilities                         38.4                    11.8                         (9.6)  (9)        40.6
                                                                                                                                -
Common stock                                         192.5                                                                  192.5
Other stockholders' equity                           361.4                                                                  312.4
                                                                                                          (49.0) (13)
Net assets acquired                                      -                   187.2                       (187.2) (14)           -
                                                  --------                  ------                       ------         ---------

Total Liabilities and Stockholders' Equity        $1,569.5                  $220.8                       $404.6        $  2,194.9
                                                  ========                  ======                       ======        ==========

      See accompanying Notes to Unaudited Pro Forma Financial Information

                  Guidant Corporation and Sulzer Intermedics
          Notes to Unaudited Pro Forma Combined Financial Information
                                 (In Millions)



Following is a description of pro forma adjustments reflected in the Unaudited Pro Forma Combined Statements of Income and Balance Sheet:

(1) Reclassification of Sulzer Intermedics' royalty expenses to conform with Guidant's presentation.

(2) Represents the reclassification of Sulzer Medica corporate charges to conform with Guidant's presentation.

(3) Elimination of amounts recorded by Sulzer Intermedics for amortization of intangible assets. Amortization expense related to goodwill and other intangibles acquired in the transaction is reflected in Note 6.

(4) Represents interest on intercompany debt payable to Sulzer Medica. This outstanding loan was forgiven at the date of acquisition under the terms of the Stock and Asset Purchase Agreement.

(5) Represents the estimated increase in interest expense and financing fees resulting from the acquisition. The estimated increase in interest expense assumes the initial financing obtained in connection with the acquisition remained outstanding during the period presented. The Company issued seven-year 6.15% notes with a $350 million principal amount to finance a portion of the acquisition. The remaining financing needs were met with cash raised in the commercial paper markets, which carries a variable rate of interest. The average interest rate used was 5.81% for commercial paper. If the average interest rate on the commercial paper had fluctuated 1/8% for the twelve months ended December 31, 1998, the pro forma interest expense would have changed by $0.5 million.

(6) Represents the amortization of the goodwill and other intangible assets recorded in the acquisition.

(7) When the acquisition of the Electrophysiology business was announced in the third quarter of 1998, a charge of $200 million was recorded. This charge represents the portion of the purchase price allocated to settlement of the intellectual property litigation between Guidant and Sulzer Medica Ltd. As required by Regulation S-X, this nonrecurring charge has been excluded from net income and is reflected in Guidant's December 31, 1998 retained earnings in the Unaudited Pro Forma Combined Balance Sheet. The resulting liability has been reclassified to debt as it was settled with commercial paper upon consummation of the acquisition.

(8) Represents the estimated tax effect of the Unaudited Pro Forma Combined Statements of Income pro forma adjustments based on the statutory tax rate of 38.0%.

(9) Adjustment to record fair valuation of assets and liabilities acquired as well as tax effects generated as a result of the acquisition.

(10) Goodwill and other intangible assets resulting from this transaction are as follows if the Closing Date was December 31, 1998:
                Goodwill            $391
                Developed Technology  28

(11) The Company expects that a minimum of approximately $1.1 billion of borrowings will remain outstanding through December 31, 1999, and accordingly, has classified this portion as long-term at December 31, 1998. This represents $772 million acquisition price less $50 million classified as short-term.

(12) Accrual of liabilities assumed which includes costs to exit certain activities of the Electrophysiology business. Liabilities assumed include severance, distributor terminations, and certain miscellaneous cancellation fees.

(13) Pursuant to Regulation S-X, the in-process research and development has been written off against combined retained earnings and has not been reflected in the pro forma combined statement of operations.

(14) Elimination of the Sulzer Intermedics net assets account.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  GUIDANT CORPORATION

                                  By: /s/ A. Jay Graf

                                  A. Jay Graf
                                  Vice President

Date:  September 23, 1999

                                 EXHIBIT INDEX

Exhibit
Number


23.1  Consent of PricewaterhouseCoopers LLP.
99.1  Financial Statements of Business acquired.